EXHIBIT 5.1

Sanders Ortoli Vaughn-Flam & Rosenstadt
501 Madison Ave.
New York, NY 10022

April 22, 2008

Manas Petroleum Corporation
Bahnhofstrasse 9
6341Baar, Switzerland

Re: AMENDED REGISTRATION STATEMENT ON FORM S-1/A

Dear Ladies and Gentlemen:

We have acted as counsel to Manas Petroleum Corporation (the "Company"), a Nevada corporation, in connection with the preparation and filing of an amendment to the Company’s Registration Statement on Form S-1 (Registration Number 147567, initially filed on Form SB-2, the "Amended Registration Statement") including a Prospectus ("Prospectus") to be filed on April 22, 2008 covering up to 23,683,989 shares of Common Stock, par value $0.001, being sold to the Public by the selling stockholders found on Schedule A attached hereto (collectively, the "Shares").  The 23,683,989 Shares are issuable upon the exercise of warrants 12,933,989 (the “Warrants”) and 10,750,000 options (the “Options”) as described in the Amended Registration Statement.

We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Amended Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

We are admitted to the practice of law in the State of New York, and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Nevada. The opinion expressed herein is based on the laws of Nevada including applicable statutory provisions, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Amended Registration Statement, and when issued and paid for in accord with the terms of the respective Warrants and Options, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to this firm in the Prospectus.

Very truly yours,
/s/ Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP
Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP